Registration No. 333-204857

As filed with the Securities and Exchange Commission on August 5, 2015

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

________________________

MAKKANOTTI GROUP CORP.

(Exact name of registrant as specified in its charter)

Nevada

(State or Other Jurisdiction of Incorporation or Organization)

37-1765151	3990
IRS Employer Identification Number	Primary Standard Industrial Classification Code Number

Makkanotti Group Corp.

Larnakos Avenue, 73, ap. 402,

Nicosia, Cyprus 1046

Tel. +1 (407) 720-5503

Email: makkanottigroupcorp@gmail.com

(Address and telephone number of principal executive office)

INCORP SERVICES, INC.

2360 CORPORATE CIRCLE, STE. 400

HENDERSON, NEVADA 89074-7722

Tel. +1 (702) 866-2500

(Name, address and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: X

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering:

If this form is a post-effective Registration Statement filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering:

If this form is a post-effective Registration Statement filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering:

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer	Accelerated filer	Non-accelerated filer	Smaller reporting company X

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Securities to be Registered	Amount to be Registered	Offering Price Per Share (1)	Aggregate Offering Price	Registration Fee
Common Stock:	5,000,000	0.01	$50,000	$5.81	$

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) of the Securities Act.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

PROSPECTUS

THE INFORMATION IN THIS PROSPECTUS MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED. THERE IS NO MINIMUM PURCHASE REQUIREMENT FOR THE OFFERING TO PROCEED.

MAKKANOTTI GROUP CORP.

5,000,000 SHARES OF COMMON STOCK

$0.01 PER SHARE

This is the initial offering of common stock of Makkanotti Group Corp. and no public market currently exists for the securities being offered. We are offering for sale a total of 5,000,000 shares of common stock at a fixed price of $0.01 per share. We estimate our total offering registration costs to be approximately $7,500. There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares. The offering is being conducted on a self-underwritten, best efforts basis, which means our President, Anna Ioannou, will attempt to sell the shares. We are making this offering without the involvement of underwriters or broker-dealers. Ms. Ioannou will not receive any compensation or commission on the proceeds from the sale of our shares on our behalf, if any. The shares will be offered at a fixed price of $0.01 per share for a period of two hundred and forty (240) days from the effective date of this prospectus. The offering shall terminate on the earlier of (i) when the offering period ends (240 days from the effective date of this prospectus), (ii) the date when the sale of all 5,000,000 shares is completed, (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 5,000,000 shares registered under the Registration Statement of which this Prospectus forms a part.

Makkanotti Group Corp. is a development stage company that has recently started its operations. To date we have been involved primarily in organizational activities. We do not have sufficient capital for operations. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a loss of your investment. Our independent registered public accountant has issued an audit opinion, which includes a statement expressing a doubt as to our ability to continue as a going concern. The Company has generated limited revenues of $5,905 from selling paper bags to its first customer "Epidorpio Confectionery" Bakery for the period from May 15, 2014 (inception) to June 30, 2015, in accordance to the Agreement for sale of goods, which is filed in Exhibit 10.3 to this Registration Statement of which this Prospectus is a part.

We have not made any arrangements to place funds in an escrow, trust or similar account. Accordingly, if we file for bankruptcy protection or creditors against us file a petition for involuntary bankruptcy, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscriptions. As such, it is possible that a creditor could attach your subscription, which could preclude or delay the return of money to you. If that happens, you will lose your investment and your funds will be used to pay the creditors.

SEE "RISK FACTORS" FOR A DISCUSSION OF CERTAIN INFORMATION THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE COMMON STOCK OFFERED HEREBY.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the Registration Statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority ("FINRA") for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board or other quotation service. To be eligible for quotation, issuers must remain current in their quarterly and annual filings with the SEC. If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board or other quotation service. We do not yet have a market maker who has agreed to file such application. There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

We are an "emerging growth company" as defined in the Jumpstart Our Business Startups Act ("JOBS Act").

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER THE SECTION OF THIS PROSPECTUS ENTITLED "RISK FACTORS" ON PAGES 8 THROUGH 16 BEFORE BUYING ANY SHARES OF MAKKANOTTI GROUP CORP.'S COMMON STOCK.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED __________, 2015

PROSPECTUS SUMMARY	6
RISK FACTORS	9
FORWARD-LOOKING STATEMENTS	18
USE OF PROCEEDS	18
DETERMINATION OF OFFERING PRICE	19
DILUTION	19
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS	20
DESCRIPTION OF BUSINESS	28
LEGAL PROCEEDINGS	32
DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS	32
EXECUTIVE COMPENSATION	34
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	35
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	36
PLAN OF DISTRIBUTION	37
DESCRIPTION OF SECURITIES	39
INDEMNIFICATION	40
INTERESTS OF NAMED EXPERTS AND COUNSEL	41
EXPERTS	41
AVAILABLE INFORMATION	41
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	41
INDEX TO THE FINANCIAL STATEMENTS	43

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR BUY ANY SHARES IN ANY STATE OR OTHER JURISDICTION IN WHICH IT IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF THE DATE ON THE COVER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS.

PROSPECTUS SUMMARY

AS USED IN THIS PROSPECTUS, UNLESS THE CONTEXT OTHERWISE REQUIRES, "WE," "US," "OUR," AND "MAKKANOTTI GROUP CORP." REFERS TO MAKKANOTTI GROUP CORP. THE FOLLOWING SUMMARY DOES NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD READ THE ENTIRE PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION TO PURCHASE OUR COMMON STOCK.

MAKKANOTTI GROUP CORP.

We are a development stage company that has commenced its operations in the field of manufacturing paper bags. The paper bags can be used for fruits, bakery, packaging. Our target markets are supermarkets, kiosks, cafes and others. We are building our business in Nicosia, Cyprus and currently plan to expand it to nearest municipalities, such as Lakatamia, Strovolos, and neighboring countries Turkey and Greece. Makkanotti Group Corp. was incorporated in Nevada on May 15, 2014. We intend to use the net proceeds from this offering to develop our business operations (See "Description of Business" and "Use of Proceeds"). To implement our plan of operations we require a minimum of $25,000 for the next twelve months as described in our Plan of Operations. We might not raise any sufficient funds in the offering to begin full operations in such event our sole officer and director, Anna Ioannou will loan us needed amount of funds, in the event if the Company will not raise minimum needed funds, $25,000, from this offering, in accordance to a Loan Agreement which is filed in Exhibit 10.1 to this Registration Statement of which this Prospectus forms a part. Our principal executive office is located at Larnakos Avenue, 73, ap. 402, Nicosia, Cyprus 1046. Our phone number is +1 (407) 720-5503.

From May 15, 2014 (inception) until June 30, 2015, we have had limited operating activities. To date, we have formed the Company, developed our business plan, registered a web domain, entered into a Lease Agreement and signed an Agreement for sale of goods with "Epidorpio Confectionery" Bakery. Our financial statements from inception (May 15, 2014) through June 30, 2015, reports limited revenue of $5,905 and a net loss of $164. Our independent registered public accounting firm, Paritz & Company, P.A., has issued an audit opinion for Makkanotti Group Corp., which includes a statement expressing a doubt as to our ability to continue as a going concern.

As we have limited operating history and limited revenues we are a "shell company," as applicable federal securities law defines that term. We expect that we will continue to be a "shell company" until we have more operations and have substantial revenues and assets. We anticipate that if we receive $50,000 from this offering we should have enough money to expand our business of manufacturing paper bags that it will be sufficient to cause us to not be considered as a "shell company". We cannot provide any guarantee or assurance, however, that in the event we raise $50,000 from this offering we will have enough money to engage in profitable operations. During the time that we are a "shell company", holders of our restricted securities will not be able to rely on Rule 144 in connection with the sale of those restricted securities.

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop. The Company is publicly offering its shares to raise funds in order for our business to develop its operations and increase its likelihood of commercial success. Our sole officer and director, Ms. Ioannou will be devoting approximately twenty hours a week to our operations, because we do not need to devote more time at the current stage of our business. As far as we will increase the number of customers, our sole officer and director will devote more time on Makkanotti Group Corp. As a result, our operations may be sporadic and occur at times, which are convenient to our sole officer and director Ms. Ioannou.

THE OFFERING

The Issuer:	MAKKANOTTI GROUP CORP.
Securities Being Offered:	5,000,000 shares of common stock
Price Per Share	$0.01
Duration of the Offering:
The shares will be offered for a period of two hundred and forty (240) days from the effective date of this prospectus. The offering shall terminate on the earlier of (i) when the offering period ends (240 days from the effective date of this prospectus), (ii) the date when the sale of all 5,000,000 shares is completed, (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 5,000,000 shares registered under the Registration Statement of which this Prospectus is part.

Gross Proceeds from selling 100% of shares:

Gross Proceeds from selling 75% of shares:

Gross Proceeds from selling 50% of shares:

Gross Proceeds from selling 25% of shares:

Gross Proceeds from selling 10% of shares:

$50,000 $37,500 $25,000 $12,500 $5,000 Further more, if the Company does not sell any shares from this offering, it will not receive gross proceeds accordingly.
Securities Issued and Outstanding:
There are 5,000,000 shares of common stock issued and outstanding as of the date of this prospectus, held by our sole officer and director, Anna Ioannou. If we are successful at selling all the shares in this offering, we will have 10,000,000 shares issued and outstanding.

Subscriptions:	All subscriptions once accepted by us are irrevocable.
Registration Costs:	We estimate our total offering registration costs to be approximately $7,500.
Risk Factors:	See "Risk Factors" and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

SUMMARY FINANCIAL INFORMATION

The tables and information below are derived from our audited financial statements for the period from May 15, 2014 (Inception) to June 30, 2015:

June 30, 2015 ($)
Financial Summary	(Unaudited)
Cash Prepaid expenses	535 220
Total Assets	755
Total Liabilities	5,282
Total Stockholder's Equity	1,173
Statement of Operations	Accumulated from May 15, 2014 (Inception) to June 30, 2015 ($) (Unaudited)

Total Expenses	3,827
Net Loss for the Period	(164)
Net Loss per Share	-

RISK FACTORS

An investment in these securities involves a high degree of risk and is speculative in nature. In addition to the other information regarding the Company contained in this Prospectus, you should consider many important factors in determining whether to purchase Shares. Following are what we believe are material risks related to the Company and an investment in the Company.

Risks Associated with Makkanotti Group Corp.:

OUR INDEPENDENT AUDITOR, PARITZ & COMPANY, P.A., HAS ISSUED AN AUDIT OPINION FOR MAKKANOTTI GROUP CORP., WHICH INCLUDES A STATEMENT DESCRIBING OUR GOING CONCERN STATUS. OUR FINANCIAL STATUS CREATES A DOUBT WHETHER WE WILL CONTINUE AS A GOING CONCERN.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. For the period May 15, 2014 (date of inception) through June 30, 2015 we had limited revenues of $5,905 and a net loss of $164. Our independent auditor has expressed a doubt about our ability to continue as a going concern. In view of these matters, recoverability of any asset amounts shown in the accompanying financial statements is dependent upon our ability to begin operations and to achieve a level of profitability.

IF WE DO NOT ATTRACT SUFFICIENT NUMBER OF CUSTOMERS, WE WILL NOT MAKE SIGNIFICANT PROFIT, WHICH ULTIMATELY RESULT IN A CESSATION OF OPERATIONS.

The Company currently has one customer. We have not identified any more customers and we cannot guarantee we will ever have any additional customers. Even if we obtain customers, there is no guarantee that we will generate significant revenue. If we cannot generate significant revenue and if we do not raise a minimum amount of $25,000 or less from this offering, we will loan funds from our sole officer and director will loan us funds, as described in the Loan Agreement in Exhibit 10.1. to the Registration Statement of which this Prospectus forms a part. In the event the Company needs more funds, than our sole officer and director Anna Ioannou has agreed to loan, our business of manufacturing paper bags will be harmed.

WE OPERATE IN A COMPETITIVE ENVIRONMENT, AND IF WE ARE UNABLE TO COMPETE WITH OUR COMPETITORS, OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS, CASH FLOWS AND PROSPECTS COULD BE MATERIALLY ADVERSELY AFFECTED.

We operate in a competitive environment. Our competition includes large, small and midsized companies, and many of them may sell similar paper bags in our markets at competitive prices. This competitive environment could materially adversely affect our business, financial condition, results of operations, cash flows and prospects.

WE ARE A DEVELOPMENT STAGE COMPANY AND HAVE COMMENCED LIMITED OPERATIONS IN OUR BUSINESS. WE EXPECT TO INCUR SIGNIFICANT OPERATING LOSSES FOR THE FORESEEABLE FUTURE.

We were incorporated on May 15, 2014 and to date have been involved primarily in organizational activities. Accordingly, we have no way to evaluate the likelihood that our business will be successful. Potential investors should be aware of the difficulties normally encountered by new companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to the ability to generate sufficient cash flow to operate our business, and additional costs and expenses that may exceed current estimates. We anticipate that we will incur increased operating expenses without realizing any additional revenues. We expect to incur significant losses into the foreseeable future. We recognize that if the effectiveness of our business plan is not forthcoming, we will not be able to continue business operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any significant operating revenues. If we are unsuccessful in addressing these risks, our business will most likely be unsuccessful.

ANY ADDITIONAL FUNDING WE ARRANGE THROUGH THE SALE OF OUR COMMON STOCK WILL RESULT IN DILUTION TO EXISTING SHAREHOLDERS.

We must raise additional capital in order for our business plan to succeed. Our most likely source of additional capital will be through the sale of additional shares of common stock, from selling our paper bags and from our sole officer and director Ms. Ioannou's loan. Such stock issuances will cause stockholders' interests in our company to be diluted. Such dilution will negatively affect the value of an investor's shares.

BECAUSE COMPANY'S HEADQUARTER AND ASSETS ARE LOCATED OUTSIDE THE UNITED STATES, U.S. INVESTORS MAY EXPERIENCE DIFFICULTIES IN ATTEMPTING TO EFFECT SERVICE OF PROCESS AND TO ENFORCE JUDGMENTS BASED UPON U.S. FEDERAL SECURITIES LAWS AGAINST THE COMPANY AND ITS NON-U.S. RESIDENT OFFICERS AND DIRECTOR.

While we are organized under the laws of State of Nevada, our officer and director are non-U.S. resident and the Company's headquarter and assets are located outside the United States. Consequently, it may be difficult for investors to affect service of process on them in the United States and to enforce in the United States judgments obtained in United States courts against them based on the civil liability provisions of the United States securities laws. Since all our assets will be located outside U.S. it may be difficult or impossible for U.S. investors to collect a judgment against us. As well, any judgment obtained in the United States against us may not be enforceable in Cyprus.

BECAUSE OUR SOLE OFFICER AND DIRECTOR WILL OWN 50% OR MORE OF OUR OUTSTANDING COMMON STOCK, IF ALL THE SHARES BEING OFFERED ARE SOLD, SHE WILL MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO MINORITY SHAREHOLDERS.

If the maximum number of shares being offered are sold, Ms. Ioannou, our sole officer and director, will still own 50 % of the outstanding shares of our common stock. Accordingly, she will have significant influence in determining the outcome of all corporate transactions or other matters, including the election of directors, mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. The interests of Ms. Ioannou may differ from the interests of the other stockholders and may result in corporate decisions that are disadvantageous to other shareholders.

OUR SOLE OFFICER AND DIRECTOR HAS LIMITED BUSINESS, SALES AND MARKETING EXPERIENCE IN OUR INDUSTRY.

We have commenced limited operations in manufacturing of paper bags and generated limited revenues of $5,905. There can be no assurance that our manufacturing of paper bags will gain wide acceptance in its target market or that we will be able to effectively market our product. Additionally, we are a newly formed, development stage company with no prior experience in our industry. We are entirely dependent on the services of our sole officer and director, Anna Ioannou, to build our customer base. Our company has no prior experience, which it can rely upon in order to garner its first prospective customers to buy our paper bags.

BECAUSE OUR SOLE OFFICER AND DIRECTOR ANNA IOANNOU HAS OTHER INTERESTS, SHE MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, WHICH COULD AFFECT REVENUE.

Anna Ioannou, our sole officer and director will devote approximately twenty hours per week providing management services to the Company. While she presently possesses adequate time to attend to our interest, it is possible that the demands on her from other obligations could increase, with the result that she would no longer be able to devote sufficient time to the management of our business. In this case the Company's business development could be negatively impact.

WE DEPEND TO A SIGNIFICANT EXTENT ON CERTAIN KEY PERSON, OUR SOLE OFFICER AND DIRECTOR ANNA IOANNOU, THE LOSS OF WHOM MAY MATERIALLY AND ADVERSELY AFFECT OUR COMPANY.

Currently, we have only one employee who is also our sole officer and director Anna Ioannou. We depend entirely on her for all of our operations. The loss of Ms. Ioannou would have a substantial negative effect on the Company and may cause our business to fail. Ms. Ioannou has not been compensated for her services since our incorporation, and it is highly unlikely that she will receive any compensation unless and until we generate substantial revenues. There is intense competition for skilled personnel and there can be no assurance that we will be able to attract and retain qualified personnel on acceptable terms. The loss of Ms. Ioannou services could prevent us from completing the development of our plan of operation and our business. In the event of the loss of services of such personnel, no assurance can be given that we will be able to obtain the services of adequate replacement personnel.

We do not have any employment agreements or maintain key person life insurance policies on our officer and director. We do not anticipate entering into employment agreements with her or acquiring key man insurance in the foreseeable future.

AS AN "EMERGING GROWTH COMPANY" UNDER THE JOBS ACT, WE ARE PERMITTED TO RELY ON EXEMPTIONS FROM CERTAIN DISCLOSURE REQUIREMENTS.

We qualify as an "emerging growth company" under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

  Have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

  Provide an auditor attestation with respect to management's report on the effectiveness of our internal controls over financial reporting;

  Comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor's;

  Report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

  Submit certain executive compensation matters to shareholder advisory votes, such as "say-on-pay" and "say-on-frequency;" and

  Disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive's compensation to median employee compensation.

  In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an "emerging growth company" for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a "large accelerated filer" as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period. Even if we no longer qualify for the exemptions for an emerging growth company, we may still be, in certain circumstances, subject to scaled disclosure requirements as a smaller reporting company. For example, smaller reporting companies, like emerging growth companies, are not required to provide a compensation discussion and analysis under Item 402(b) of Regulation S-K or auditor attestation of internal controls over financial reporting.

Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Risks associated with this offering:

OUR PRESIDENT, MS. IOANNOU DOES NOT HAVE ANY PRIOR EXPERIENCE OFFRERING AND SELLING SECURITIES, AND OUR OFFERING DOES NOT REQUIRE A MIMIMUM AMOUNT TO BE RAISED. AS A RESULT OF THIS WE MAY NOT BE ABLE TO RAISE ENOUGH FUNDS TO SUSTAIN OUR BUSINESS AND INVESTORS MAY LOSE THEIR ENTIRE INVESTMENT.

Ms. Ioannou does not have any experience conducting a securities offering. Consequently, we may not be able to raise any funds successfully. Also, a best efforts offering do not require a minimum amount to be raised. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer and your investment may be materially adversely affected. Our inability to successfully conduct a best efforts offering could be result in you losing your entire investment in us.

OUR AGREEMENT FOR SALE OF GOODS WITH "EPIDORPIO CONFECTIONERY" BAKERY HAS NO MINIMUM PURCHASE REQUIREMENTS.

We currently have one signed Agreement for sale of goods with "Epidorpio Confectionery" Bakery. As of the date of this prospectus, we have generated limited revenues of $5,905 from selling our paper bags to this customer. Pursuant to the terms of this Agreement, there are no minimum purchase obligations. Accordingly, we might not generate any further revenue from this, our first Agreement for sale of goods.

BECAUSE THE COMPANY HAS ARBITRARILY SET THE OFFERING PRICE, YOU MAY NOT REALIZE A RETURN ON YOUR INVESTMENT UPON RESALE OF YOUR SHARES.

The offering price and other terms and conditions relative to the Company's shares have been arbitrarily determined by us and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. Additionally, as the Company was formed on May 15, 2014 and has only a limited operating history and no earnings, the price of the offered shares is not based on its past earnings and no investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares, as such our stockholders may not be able to receive a return on their investment when they sell their shares of common stock.

WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our President, who will receive no commissions. There is no guarantee that she will be able to sell any of the shares. Unless she is successful in selling at least half of the shares and we receive the proceeds in the amount of $25,000 from this offering, we may have to rely on loans from our sole officer and director or seek alternative financing to implement our business plan.

THE REGULATION OF PENNY STOCKS BY THE SEC AND FINRA MAY DISCOURAGE THE TRADABILITY OF THE COMPANY'S SECURITIES.

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse). For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

DUE TO THE LACK OF A TRADING MARKET FOR OUR SECURITIES, YOU MAY HAVE DIFFICULTY SELLING ANY SHARES YOU PURCHASE IN THIS OFFERING.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the Over-the-Counter Bulletin Board ("OTCBB") or other quotation service. The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board or other quotation service. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 to 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale.

As of the date of this filing, there have been no discussions or understandings between Makkanotti Group Corp. and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE. WITHOUT SIGNIFICANT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

The estimated cost of this Registration Statement is $7,500. If we raise only a nominal amount of proceeds, we will have to utilize funds from Anna Ioannou, our sole officer and director, who has agreed to loan the Company funds to complete the registration process to implement business plan, and maintain reporting status and quotation on the OTC Bulletin Board or other quotation service. After the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTC Electronic Bulletin Board or other quotation service. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. The costs associated with being a publicly traded company in the next 12 months will be approximately $8,000. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all. Also, if we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board or other quotation service.

THE COMPANY'S INVESTORS MAY SUFFER FUTURE DILUTION DUE TO ISSUANCES OF SHARES FOR VARIOUS CONSIDERATIONS IN THE FUTURE.

Our Articles of Incorporation authorizes the issuance of 75,000,000 shares of common stock, par value $0.001 per share, of which 5,000,000 shares are currently issued and outstanding. If we sell the 5,000,000 shares being offered in this offering, we would have 10,000,000 shares issued and outstanding. As discussed in the "Dilution" section below, the issuance of the shares of common stock described in this prospectus will result in substantial dilution in the percentage of our common stock held by our existing shareholders. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

WE MAY BE EXPOSED TO POTENTIAL RISKS AND SIGNIFICANT EXPENSES RESULTING FROM THE REQUIREMENTS UNDER SECTION 404 OF THE SARBANES-OXLEY ACT OF 2002.

We will be required, pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, to include in our annual report our assessment of the effectiveness of our internal control over financial reporting. We expect to incur significant continuing costs, including accounting fees and staffing costs, in order to maintain compliance with the internal control requirements of the Sarbanes-Oxley Act of 2002. Development of our business will necessitate ongoing changes to our internal control systems, processes and information systems. If our business develops and grows, our current design for internal control over financial reporting will not be sufficient to enable management to determine that our internal controls are effective for any period, or on an ongoing basis. Accordingly, as we develop our business, such development and growth will necessitate changes to our internal control systems, processes and information systems, all of which will require additional costs and expenses.

In the future, if we fail to complete the annual Section 404 evaluation in a timely manner, we could be subject to regulatory scrutiny and a loss of public confidence in our internal controls. In addition, any failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations. However, as an "emerging growth company," as defined in the JOBS Act, our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 until the later of the year following our first annual report required to be filed with the SEC, or the date we are no longer an emerging growth company. At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our controls are documented, designed or operating.

OUR COMMON SHARES WILL NOT INITIALLY BE REGISTERED UNDER THE EXCHANGE ACT AND AS A RESULT WE WILL HAVE LIMITED REPORTING DUTIES WHICH COULD MAKE OUR COMMON STOCK LESS ATTRACTIVE TO INVESTORS.

Our common shares are not registered under Section 12 of the Exchange Act. As a result, we will not be subject to the federal proxy, tender offer, and short swing insider trading rules for Section 12 registrations, and our directors, executive officers and 10% beneficial holders will not be subject to Section 16 of the Exchange Act. In addition, our reporting obligations under Section 15(d) of the Exchange Act may be suspended automatically if we have fewer than 300 shareholders of record on the first day of our fiscal year. Our common shares are not registered under the Securities Exchange Act of 1934, as amended, and we do not intend to register our common shares under the Exchange Act for the foreseeable future, provided that, we will register our common shares under the Exchange Act if we have, after the last day of our fiscal year, more than either (i) 2000 persons; or (ii) 500 shareholders of record who are not accredited investors, in accordance with Section 12(g) of the Exchange Act. As a result, although, upon the effectiveness of the registration statement of which this prospectus forms a part, we will be required to file annual, quarterly, and current reports pursuant to Section 15(d) of the Exchange Act, as long as our common shares are not registered under the Exchange Act, we will not be subject to Section 14 of the Exchange Act, which, among other things, prohibits companies that have securities registered under the Exchange Act from soliciting proxies or consents from shareholders without furnishing to shareholders and filing with the Securities and Exchange Commission a proxy statement and form of proxy complying with the proxy rules.

In addition, so long as our common shares are not registered under the Exchange Act, our directors and executive officers and beneficial holders of 10% or more of our outstanding common shares will not be subject to Section 16 of the Exchange Act. Section 16(a) of the Exchange Act requires executive officers and directors, and persons who beneficially own more than 10% of a registered class of equity securities to file with the SEC initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of common shares and other equity securities, on Forms 3, 4 and 5, respectively. Such information about our directors, executive officers, and beneficial holders will only be available through this (and any subsequent) registration statement, and periodic reports we file thereunder.

BECAUSE OUR COMMON STOCK IS NOT REGISTERED UNDER THE SECURITIES EXCHANGE ACT OF 1934 OUR REPORTING OBLIGATIONS UNDER SECTION 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, MAY BE SUSPENDED AUTOMATICALLY IF WE HAVE FEWER THAN 300 SHAREHOLDERS OF RECORD ON THE FIRST DAY OF OUR FISCAL YEAR.

Our common stock is not registered under the Exchange Act, and we do not intend to register our common stock under the Exchange Act for the foreseeable future (provided that, we will register our common stock under the Exchange Act if we have, after the last day of our fiscal year, $10,000,000 in total assets and either more than 2,000 shareholders of record or 500 shareholders of record who are not accredited investors (as such term is defined by the Securities and Exchange Commission), in accordance with Section 12(g) of the Exchange Act). As long as our common stock is not registered under the Exchange Act, our obligation to file reports under Section 15(d) of the Exchange Act will be automatically suspended if, on the first day of any fiscal year (other than a fiscal year in which a registration statement under the Securities Act has gone effective), we have fewer than 300 shareholders of record. This suspension is automatic and does not require any filing with the SEC. In such an event, we may cease providing periodic reports and current or periodic information, including operational and financial information, may not be available with respect to our results of operations.

BECAUSE WE ARE A "SHELL COMPANY", THE HOLDERS OF OUR RESTRICTED SECURITIES WILL NOT BE ABLE TO SELL THEIR SECURITIES IN RELIANCE ON RULE 144, UNTIL WE CEASE BEING A "SHELL COMPANY".

We are a "shell company" as the applicable federal securities law defines that term. Specifically, because of the nature and amount of our assets, our limited operations history and limited revenues pursuant to applicable federal rules, we are considered a "shell company". Applicable provisions of Rule 144 specify that during that time that we are a "shell company" holders of our restricted securities cannot sell those securities in reliance on Rule 144. Another implication of us being a "shell company" is that we cannot file registration statements under Section 5 of the Securities Act using a Form S-8, a short form of registration to register securities issued to employees and consultants under an employee benefit plan. For us, to cease being a "shell company", we must have more than nominal operations and more that nominal assets or assets which do not consist solely of cash or cash equivalents.

FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as "anticipate", "believe", "plan", "expect", "future", "intend", and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the "Risk Factors" section and elsewhere in this prospectus.

USE OF PROCEEDS

Our offering is being made on a self-underwritten and "best-efforts" basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.01. The following table sets forth the uses of proceeds assuming the sale of 50%, 75% and 100%, respectively, of the securities offered for sale by the Company. There is no assurance that we will raise the full $50,000 as anticipated.

Gross proceeds	$25,000	$37,500	$50,000
Offering expenses	$7,500	$7,500	$7,500
Net proceeds	$17,500	$30,000	$42,500
Paper food bag forming machine	$-	$6,800	$12,900
Raw materials	$2,760	$6,110	$7,000
Specialist's salary	$-	$2,700	$5,400
Purchase of office equipment	$500	$600	$900
Office rent	$2,640	$2,640	$4,200
Website development	$1,200	$1,200	$1,400
Marketing and advertising	$1,600	$1,000	$1,300
SEC reporting and compliance	$8,000	$8,000	$8,000
Miscellaneous expenses	$800	$950	$1,400

The above figures represent only estimated costs. The estimated cost of this Registration Statement is $7,500, which will be paid from offering proceeds. If the offering proceeds are less than registration costs, Anna Ioannou, our president and director has agreed to loan the Company funds to complete the registration process, implement business plan, and maintain reporting status and quotation on the OTC Bulletin Board or other quotation service. Also, the loans would be necessary if the proceeds from this offering will not be sufficient to implement our business plan and maintain reporting status and quotation on the OTC Electronic Bulletin Board when and if our common stocks become eligible for trading on the Over-the-Counter Bulletin Board. Ms. Ioannou will not be paid any compensation or anything from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Ms. Ioannou. Ms. Ioannou will be repaid from revenues of operations when we generate significant revenues to pay the obligation in full amount.

DETERMINATION OF OFFERING PRICE

We have determined the offering price of the shares arbitrarily. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

DILUTION

Dilution represents the difference between the Offering price and the net tangible book value per share immediately after completion of this Offering. Net tangible book value is the amount that results from subtracting total liabilities and from total assets. Dilution arises mainly as a result of our arbitrary determination of the Offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholder.

The historical net tangible book value as of June 30, 2015 was $1,173 or approximately $ 0.001 per share. Historical net tangible book value per share of common stock is equal to our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding as of June 30, 2015.

The following table sets forth as of June 30, 2015, the number of shares of common stock purchased from us and the total consideration paid by our existing stockholders and by new investors in this offering if new investors purchase 50%, 75% or 100% of the offering, after deduction of offering expenses payable by us, assuming a purchase price in this offering of $0.01 per share of common stock.

Percent of Shares Sold from Maximum Offering Available	50%	75%	100%
Offering price per share	0.01	0.01	0.01
Post offering net tangible book value	16,327	28,827	41,327
Post offering net tangible book value per share	0.0022	0.0033	0.0041
Pre-offering net tangible book value per share	0.001	0.001	0.001
Increase (Decrease) in net tangible book value per share after offering	0.0012	0.0023	0.0031
Dilution per share	0.0078	0.0067	0.0059
Dilution %	78%	67%	59%
Capital contribution by purchasers of shares	$ 25,000	$ 37,500	$ 50,000
Capital Contribution by existing stockholders	$ 5,000	$ 5,000	$ 5,000
Percentage capital contributions by purchasers of shares	83.33%	88.24%	90.91%
Percentage capital contributions by existing stockholders	16.67%	11.76%	9.09%
Gross offering proceeds	$ 25,000	$ 37,500	$ 50,000
Anticipated net offering proceeds	$ 17,500	$ 30,000	$ 42,500
Number of shares after offering held by public investors	2,500,000	3,750,000	5,000,000
Total shares issued and outstanding	7,500,000	8,750,000	10,000,000
Purchasers of shares percentage of ownership after offering	33.33%	42.86%	50%
Existing stockholders percentage of ownership after offering	66.67%	57.14%	50%

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

You should read the following discussion and analysis of our financial condition and results of operations together with our consolidated financial statements and the related notes and other financial information included elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section of this prospectus for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

As an issuer with total annual gross revenues of less than $1 billion during our most recently completed fiscal year, we qualify as an "emerging growth company" under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

  Have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

  Provide an auditor attestation with respect to management's report on the effectiveness of our internal controls over financial reporting;

  Comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor's report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

  Submit certain executive compensation matters to shareholder advisory votes, such as "say-on-pay" and "say-on-frequency;" and

  Disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO's compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an "emerging growth company" for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a "large accelerated filer" as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period. However, even if we no longer qualify for the exemptions for an emerging growth company, we may still be, in certain circumstances, subject to scaled disclosure requirements as a smaller reporting company. For example, smaller reporting companies, like emerging growth companies, are not required to provide a compensation discussion and analysis under Item 402(b) of Regulation S-K or auditor attestation of internal controls over financial reporting.

Our cash balance was $535 as of June 30, 2015. Anna Ioannou, our Chairman and President, has formally agreed to advance funds to allow us to pay for offering costs, filing fees, and professional fees. Ms. Ioannou has agreed to loan funds to the company pursuant to the terms of the Loan Agreement, filed in Exhibit 10.1 to the Registration Statement of which this Prospectus forms a part. In order to implement our plan of operations for the next twelve months period, we require a minimum of $25,000 of funding from this offering. Being a development stage company, we have very limited operating history. We believe our cash balance is not sufficient for ongoing business activities in accordance to the Plan of Operation. As of June 30, 2015 Ms. Ioannou has advanced to the Company $4,032 pursuant to the verbal agreement. The loan is not interest bearing, without any profit and has no set maturity date, and the Company intends to repay the loan as cash flow becomes available.

After twelve months period we may need additional financing. We currently have an arrangement for additional financing from our sole officer and director Anna Ioannou. The company has no current plans to merge with another operating company. Our principal executive office is located at Larnakos Avenue, 73, ap. 402, Nicosia, Cyprus 1046. Our phone number is +1 (407) 720-5503.

We are a development stage company. To date, we have formed the Company, developed our business plan, registered a web domain and signed Agreement for sale of goods with "Epidorpio Confectionery" Bakery. Our full business plan entails activities described in the Plan of Operation section below. Long term financing beyond the maximum aggregate amount of this offering may be required to expand our business. The exact amount of funding will depend on the scale of our development and expansion. Our expansion may include expanding our office facilities, purchasing additional equipment and hiring personnel. We do not currently have plans for an expansion, and we have not decided yet on the scale of our development and expansion and on exact amount of funding needed for our long term financing. If we do not generate any additional revenue we may need a minimum of $8,000 of additional funding at the end of the twelve months period described in our "Plan of Operation" below to maintain a reporting status.

Our independent registered public accountant has issued a going concern opinion. This means that there is a doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills.

To meet our need for cash, we are attempting to raise money from this offering. We believe that we will be able to raise enough money through this offering to continue our proposed operations, but we cannot guarantee that once we continue operations we will stay in business after doing so. If we are unable to successfully find customers we may quickly use up the proceeds from this offering and will need to find alternative sources. At the present time, we have made one arrangement to raise additional cash from Ms. Ioannou, our sole officer and director, in the event we do not raise the minimum required proceeds, other than through this offering.

According to our Plan of Operation, the $50,000 that would be raised if we sold all shares in this offering it would last one year. Thus, without generating significant revenue, we may need more funds for business operations in the next year, and we will have to revert to obtaining additional money.

PLAN OF OPERATION

We expect to complete our public offering within 240 days after the effectiveness of our Registration Statement by the Securities and Exchange Commissions. We intend to concentrate our efforts on raising capital during this period. Our operations will be limited due to the limited amount of funds on hand. Upon completion of our public offering, our specific goal is to profitably sell our paper bags.

In the event we sell 50% with the amount of $25,000 or less of the shares in this offering, the Company will utilize funds from our sole officer and director Ms. Ioannou who has formally agreed to loan needed additional amount for Makkanotti Group Corp. for twelve month operation in accordance to our Plan of Operation. (See Exhibit 10.1 to the Registration Statement of which this Prospectus forms a part.)

Our plan of operations is as follows:

Purchasing of Office Equipment
Time Frame: 6th - 8th months.
Material costs: minimum $500 - $900

Upon completion of the offering we plan to acquire the necessary equipment. As of today the office of the Company is equipped with stationary equipment, needed on the current stage of the operations, provided by our sole officer and director, Ms. Ioannou. When the Company will start to earn more significant revenues, we are planning to buy new equipment for the office, more modern and sophisticated. We plan to purchase office equipment such as telephones, office supplies and furniture. Our sole officer and director, Anna Ioannou will take care of our initial administrative duties. The Company is planning to buy office equipment in case of selling 50% of shares from this offering and it will cost around $500. We also believe that it will cost at least $600 to set up the office and obtain the necessary equipment and stationery to continue operations in case of selling 75% of offered shares. In the event we sell all of the offered shares we will buy additional and more advanced equipment that will help us in everyday operations. In this last scenario the office set up costs will be approximately $900.

Purchasing of additional paper food bag forming machine
Time Frame: 2nd - 6th months, which is after completion of this offering.
Material costs: $6,800-$12,900.

The Company is not planning to purchase additional paper food bag forming machine in case of selling half of the shares. Makkanotti Group Corp. needs to find new customers first, so in that case we are planning to put all forces on our marketing. The purchasing of second machine is planning to be in case of selling 75% of shares from this offering; according to this our needs of funds will also increase, so if we sell such substantial part of offered shares the Company will be able to afford additional paper food bag making mashing. In the event successes and selling all of 100% of shares from this offering we are planning to buy two additional paper bags forming machine, in accordance to this we will rent bigger office.

Developing of the website
Time Frame: 5th - 12th months.
Material costs: $1,200-$1,400.

During this period, we intend to begin developing our website. Our sole officer and director, Anna Ioannou will be in charge of developing our website and we have already registered the domain for the website www.makkanottigroup.com, and it filled in with information about the Company. We plan to hire a web designer to help us with the design and develop our website. We currently do not have written agreement with web designer. The website development costs, including site design and implementation will be approximately $1,200. If we sell all of the shares from this offering we will develop more sophisticated and well-designed web site so we will need the amount of $1,400 for our website developing. We believe that website is one of the most powerful advertising and marketing instruments. Updating and improving our website will continue throughout the lifetime of our manufacturing process.

Negotiate agreements with potential customers
Time Frame: 1st - 12th months.
No material costs.

On a development stage on the Company our sole officer and director will look for potential customers and will present our products to them. We are planning to make samples of our bags firstly after our paper bag machine will be set up and Ms. Ioannou will show them to our future customers. We cannot guarantee that we will be able to find successful agreements, in which case our business may be harmed.

To date the Company has signed an Agreement for sale of goods with "Epidorpio Confectionery" Bakery and the revenue of $5,905 were generated from selling paper bags to this customer. The Agreement for sale of goods is files in Exhibit 10.3 to the Registration Statement to which this Prospectus forms a part.

Even if we are able to obtain sufficient number of customers and agreements at the end of the twelve months period, there is no guarantee that we will be able to attract and more importantly retain enough customers to justify our expenditures. If we are unable to generate a significant amount of revenue and to successfully protect ourselves against those risks, then it would materially affect our financial condition and our business could be harmed.

Start of the Company's marketing
Time Frame: 2nd - 12th months.
Material costs: $1,200-$1,400.

In general basis our sole officer and director, Anna Ioannou, will promote our products. On the first stage, in case of selling half of the shares from this offering the Company is planning to contact marketing specialist for promotion. Currently we do not any agreements with any marketing specialists. We believe it will be a big step for the Company to be well promoted. In the event of selling 75% or all of the shares from this offering Ms. Ioannou will take greater part of the promotion. She will present the Company and make the advertising together with marketing specialist, who we also planning to hire in case of selling such amount of shares. The workers, who we will hire, will take care of a part of manufacturing process and Ms. Ioannou will have more free time for the Company's marketing. According to this plan Makkanotti Group Corp. is planning to spend on marketing from $1,200 to $1,400 respectively.

On the current stage of our manufacturing process Ms. Ioannou is responsible for all of negotiations with potential customers and marketing of the Company.

The Marketing is an ongoing matter that will continue during the lifetime of our operation. Even if we are able to obtain sufficient number of potential customers at the end of the twelve months period, there is no guarantee that we will be able to attract and more importantly retain enough customers to justify our expenditures.

Hiring workers for manufacturing
Time Frame: 3rd -12th months, which is after completion of tis offering
Material costs: $2,700-$5,400.

If we sell at least 50% shares in this offering, we will not hire any assistant for our sole officer and director Ms. Ioannou. She will take care of manufacturing process by herself in such event. If we sell 75% of the shares from this offering we will buy one more paper food bag forming machine which is going to be more modern than one purchased we have purchased initially and it will cost $6,800. In this case we are going to hire one assistant for a part-time working day with the salary of $2,700. If we sale all of the shares from this offering we are going to buy two additional advanced paper food bag making machines and they will cost $12,900 and we will hire one assistant for a full time to operate of two paper food bag making machines which will cost of $5,400. Our sole officer and director Anna Ioannou will control manufacturing process of Makkanotti Group Corp.

In summary, firstly we should establish our office, start developing our website, further in depends of sold shares from this offering we will buy another one or two paper bag making machine, make an order for raw materials for manufacturing and we should start developing marketing for the Company. After this point we should be ready to start more significant operations and significant sales of our paper bags. There is no assurance that we will generate significant revenue in the first twelve months after completion our offering.

If we are unable to raise the maximum in this offering, we still continue our operations, as to proceed with our operations within twelve month, we need a minimum of $25,000. We cannot guarantee that we will be able to sell all the shares required to satisfy our twelve months financial requirement. If we are successful, any money raised will be applied according to our plans of operations. We will attempt to raise at least the minimum funds necessary to proceed with our plan of operation. In a long term we may need additional financing. We currently have an arrangement for additional financing from our sole officer and director Ms. Ioannou, which is filed in Exhibit 10.1 to the Registration Statement of which this Prospectus forms a part. In case of raising less then $25,000 from this offering we will utilize funds from Ms. Ioannou.

Anna Ioannou, our President will be devoting approximately twenty hours per week to the Company. Once we expand operations, and are able to attract more customers to buy paper bags, Ms. Ioannou has agreed to commit more time as required. Because Ms. Ioannou will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to her. As a result, operations may be periodically interrupted.

Estimated Expenses for the Next Twelve Months Period

The following provides an overview of our estimated expenses to fund our plan of operation over the next twelve months.

Description	If 50% sold	If 75% sold	If 100% sold
	Fee	Fee	Fee
Paper food bag forming machine	$-	$6,800	$12,900
Raw materials	$2,760	$6,110	$7,000
Specialist's salary	$-	$2,700	$5,400
Purchase of office equipment	$500	$600	$900
Office rent	$2,640	$2,640	$4,200
Website development	$1,200	$1,200	$1,400
Marketing and advertising	$1,600	$1,000	$1,300
SEC reporting and compliance	$8,000	$8,000	$8,000
Miscellaneous expenses	$800	$950	$1,400
Total	$17,500	$30,000	$42,500

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about us upon which to base an evaluation of our performance. We are in start-up stage operations and have generated only limited revenues. We cannot guarantee we will be successful in expanding our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products. We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholder.

Our sole officer and director Anna Ioannou has agreed to loan to the Company needed minimum of funds to implement our plan of manufacturing for first 12 months, in case of not selling sufficient quantity of shares from this offering, but further we will still require additional financing to expand our paper bags business.

Results of operations

From Inception on May 15, 2014 to June 30, 2015

During the period we incorporated the Company, prepared a business plan, generated limited revenues from selling paper bags to our first customer and entered into Lease Agreement with Takabaena Yulia and signed Sale Agreement with "Epidorpio Confectionery" Bakery, which are filed in Exhibit 10.2 and Exhibit 10.3 accordingly, to the Registration Statement of which this Prospectus forms a part. Our loss since inception is $161. We have commenced our proposed business operations to date and generated limited revenues of $5,905 from selling our paper bags to "Epidorpio Confectionery" Bakery.

Since inception, we have sold 5,000,000 shares of common stock to our sole officer and director Anna Ioannou for net proceeds of $5,000.

LIQUIDITY AND CAPITAL RESOURCES

As of June 30, 2015, the Company had $535 cash and our liabilities were $5,282. Ms. Ioannou has verbally agreed to loan funds to the Company. As of June 30, 2015 our sole officer and director has loaned to Makkanotti Group Corp. $4,032, which is not a part of Loan Agreement. (See Exhibit 10.1 to the Registration Statement of which this Prospectus forms a part.)

Since inception, we have sold 5,000,000 shares of common stocks to our sole officer and director, at a price of $0.001 per share, for aggregate proceeds of $5,000.

We are attempting to raise funds to proceed with our plan of operation. We will have to utilize funds from Anna Ioannou, our sole officer and director, who has agreed to loan the company funds to complete the registration process. Ms. Ioannou has a formal commitment, arrangement and legal obligation to advance or loan funds to the company, and she has signed Loan Agreement, which is filed in Exhibit 10.1 to the Registration Statement of which this Prospectus forms a part. To proceed with our operations within 12 months, we need a minimum of $25,000. We cannot guarantee that we will be able to sell all the shares required to satisfy our twelve months financial requirement. If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus. We will attempt to raise at least the minimum funds necessary to proceed with our plan of operation. In a long term we may need additional financing.

Our auditors have issued a "going concern" opinion, meaning that there is a doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital. Our only convenient sources of cash at this time are investments by others in this offering, loan from our sole officer and director Ms. Ioannou and revenues from selling our paper bags. We must raise cash to stay in business. The amount of the offering will likely allow us to operate for at least one year and have the capital resources required to cover the material costs with becoming a publicly reporting. The company anticipates over the next twelve months the cost of being a reporting public company will be approximately $8,000.

The Company will have to meet all the financial disclosure and reporting requirements associated with being a publicly reporting company. The Company's management will have to spend additional time on policies and procedures to make sure it is compliant with various regulatory requirements, especially that of Section 404 of the Sarbanes-Oxley Act of 2002. This additional corporate governance time required of management could limit the amount of time management has to implement is business plan and impede the speed of its operations.

DESCRIPTION OF BUSINESS

General

Makkanotti Group Corp. was incorporated in the State of Nevada on May 15, 2014 and established a fiscal year end of March 31. We have minimal assets, have incurred losses since inception and have generated limited revenues of $5,905 from selling our paper bags to our first customer. We are a development-stage company formed to commence operations in the business of paper bags manufacturing. As of today, we have registered our company, developed our business plan, signed Agreement for sale of goods and registered a domain name for our web site. Our business office is located at Larnakos Avenue, 73, ap. 402, Nicosia, Cyprus 1046. Our telephone number is +1 (407) 720-5503.

Our Business

Makkanotti Group Corp. is paper bags manufacturing company. We plan to manufacture and sell paper bags to potential customer. The advantages of using paper bags are obvious, such as 100% reusable, recyclable and biodegradable, easier to carry than plastic bags, environmentally preferred, contains 40% post-consumer recycled material and a renewable resource - comes from trees. If they are properly taken care of, they can be reused over and over again. The fact that they are cheap, recyclable and biodegradable is what makes them an advantageous material to use.

The paper food bag making machine, which we have ordered and will use for our manufacturing process has various functions and can be used for different manufacturing, for example paper envelops, which we are also planning to manufacture paper bags with handles and others types of paper bags in the future.

Our product

The main product of the Company's manufacturing process is a paper bag. Paper bags are generally used in all supermarkets, fruit kiosks, bakeries and cafe and other places and in everyday life. Grocery bags are ideal for carrying food products and are an environmentally friendly choice as they are made from recyclable materials. The Company on a development stage of business is planning to manufacture two types of paper bags, such as flat bottom paper bags and strung in the corner paper bags. Paper bags are used widely by children as tuck-shop bags or lunch bags, also in supermarkets for storing different kind of fruits and vegetables, in bakeries, cafe, and restaurants for packing food.

Paper food bag forming machine

We have ordered and paid a half of the price in advance $3,500, a paper food bag forming machine for manufacturing paper bags. The machine set includes the machine itself and all raw materials necessary for setting up and testing. The cost of one machine is $6,000, which includes prime cost, raw materials, and delivery cost and customs clearance.

Item:	Bag Forming Machine RUITAI KTPM-A
Import:	Cyprus
Export:	China
Machine cost:	$4,250
Country of origin:	China
Cost of delivery:	$750
Total cost:	$5,000
Raw materials	Free of charge
DTA	---
VAT	$1,000
Total: unit, import, customs and taxes	$6,000

Paper food bag forming machine is user-friendly and simple in operating and also requires regular service. We have already ordered one paper food bag-forming machine RUITAI KTPM-A from Chinese company "Chinese Investment Services Company Limited" and have paid a half of its cost in advance. The regular preventive maintenance of the machine will be fulfilling by specialist, who we are planning to hire in the future.

Raw materials for paper bags manufacturing

Our basic raw material is brown high quality craft paper. In our manufacturing process we currently intend to use raw materials from "Chinese Investment Services Company Limited" the same vendor that providing our paper bag-forming machine. However, there are other vendors who carry the brown craft paper we need so we are not limited to purchasing from only this vendor. To date we have ordered raw materials to start our manufacturing process.

Marketing of paper bags.

Our sole officer and director, Anna Ioannou, will be responsible for marketing of our products. The Company is planning to contact marketing specialist for promotion. Currently we do not any agreements with any marketing specialists. We intend to use marketing tools, such as web and newspaper advertisements, direct mailing, and phone calls to acquire potential customers. We believe that one of the most powerful aspects of online marketing is the ability to target our chosen group with a high degree of accuracy and cost effective way.

As of this date we have registered the domain name for our website www.makkanottigroup.com. Our website is describing our products, showing our contact information, and including some general information and pictures of paper bags which we are going to manufacture. We intend to use Internet promotion tools on Facebook and Twitter to advertise our company and create links to our website. We will ask our satisfied customers for referrals. We also plan to attend shows and exhibitions in our industry. We will promote our products through word of mouth.

Industry analysis

Makkanotti Group Corp. is planning to expand its business in the nearest municipalities, such as Lakatamia and Strovolos in Cyprus. In any city we plan to expand our operations to there are many different supermarkets, fruit kiosks, sweets kiosks and bakeries that may be interested in cooperation with the Company. We offer high-quality and inexpensive product, which can satisfy any client requirements. Besides such kind of distribution network we plan to sign agreements with distributors of similar products. We are planning to offer a commission from sales to our potential partners. We also plan to have a special section on our website for potential partners with examples of our products and offers for wholesale clients and partners.

Storage and delivery of paper bags

The product produced by Makkanotti Group Corp. does not require any storage facilities as it will be manufactured directly for each order. The number of demonstration samples will be kept is insignificant and does not require any special premises for storage. Our machines will be located at our leased premise in Nicosia, Cyprus. Term of manufacturing will depend on customer's order.

Competition

The Company faces strong from Powerofart www.powerofart.net, NIKYR PRODUCTS & CO LTD www.nikyr.com. There are many barriers of entry in the paper bags market. These barriers include need for the capital to start up; customer loyalty when large manufacturing firms may have existing customers loyal to established products or exclusive agreements with key links in the supply chain could make it difficult for other manufacturers to enter an industry. We need proceeds from this offering to enter this business. We will be in a market where we compete with other companies offering similar products. We will be in direct competition with them. Many of these companies may have a greater, more established customer base than us. We will likely lose business to such companies. Also, many of these companies will be able to afford to offer better price for paper bags than us, which may also cause us to lose business. We foresee to continue to face challenges from new market entrants. We may be unable to continue to compete effectively with these existing or new competitors, which could have a material adverse effect on our financial condition and results of operations.

Makkanotti Group Corp. has not yet entered the market and has no market penetration to date. Once we have entered the market, we will be one of many participants in the paper bags manufacturing business. Many established, well-financed entities are currently active in the market. Nearly all Makkanotti Group Corp.'s competitors have significantly greater financial resources, technical expertise, and managerial capabilities than Makkanotti Group Corp. We are, consequently, at a competitive disadvantage in being able to provide such products and become a successful company in the paper bag industry. Therefore, Makkanotti Group Corp. might not be able to establish itself within the industry at all.

Contracts and negotiation with customers

To the date the Company has entered into Agreement for Sale of Goods with "Epidorpio Confectionery" Bakery, who has agreed to buy our paper bags for packing its flour products. The Agreement is dated February 2, 2015 and filed in Exhibit 10.3 to the Registration Statement of which this Prospectus forms a part. The Company is also planning to contact G.I. MONADIKON LTD www.monadikon.com, Qboo Bakehouse and The Xechoron Trading Company LTD in regard of future cooperation.

Insurance

We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party to a products liability action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us that could cause us to cease operations.

Employees

We are a development stage company and currently have no employees, other than our sole officer and director, Anna Ioannou.

Office

The phone number is +1 (407) 720-5503. We have signed a Lease Agreement with Takabaena Yulia. The office space is 60 square meters. A copy of the Lease Agreement is filed as Exhibit 10.2 to this Registration Statement of which this Prospectus forms a part. The expiration date of this Agreement is on August 1, 2015.

Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to our business in any jurisdiction which we would conduct activities. We do not believe that regulation will have a material impact on the way we conduct our business.

LEGAL PROCEEDINGS

During the past ten years, none of the following occurred with respect to the President of the Company: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of any competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the commodities futures trading commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

We are not currently a party to any legal proceedings, and we are not aware of any pending or potential legal actions.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS

The name, age and titles of our executive officer and director are as follows:

Name and Address of Executive Officer and/or Director	Age	Position
Anna Ioannou Larnakos Avenue, 73, ap. 402, Nicosia, Cyprus 1046	42	President, Treasurer, Secretary and Director (Principal Executive, Financial and Accounting Officer)

Anna Ioannou has acted as our President, Treasurer, Secretary and sole Director since our incorporation on May 15, 2014. Ms. Ioannou owns 100% of the outstanding shares of our common stock. As such, it was unilaterally decided that Ms. Ioannou was going to be our sole President, Chief Executive Officer, Treasurer, and Chief Financial Officer, Chief Accounting Officer, Secretary and sole member of our board of directors. Ms. Ioannou graduated from University of Nicosia, Cyprus in 1997. She obtained a bachelor degree in Economics and Financing. Ms. Ioannou started her career in accounting area. From 2005 she worked in human resources area in Nicosia, Cyprus. Ms. Ioannou worked as team recruiting manager for HR Easy Learning Ltd. from November 2009 August 2010, and held a position of recruiting manager for the same company from August 2010 to March 2011. Last job of Ms. Ioannou was for E.C. Executive Connections Ltd. as senior recruiting manager and she held this position from May 2011 to June 2014. Anna Ioannou

During the past ten years, Ms. Ioannou has not been the subject to any of the following events:

1.   Any bankruptcy petition filed by or against any business of which Ms. Ioannou was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

2.   Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

3.   An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Ms. Ioannou's involvement in any type of business, securities or banking activities.

4.   Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to violate a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

5.   Was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

6.   Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

7.   Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

      i.   Any Federal or State securities or commodities law or regulation; or

      ii.   Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

      iii.  Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity;

8. Was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

TERM OF OFFICE

Each of our directors is appointed to hold office until the next annual meeting of our stockholders or until her respective successor is elected and qualified, or until she resigns or is removed in accordance with the provisions of the Nevada Revised Statues. Our officers are appointed by our Board of Directors and hold office until removed by the Board or until their resignation.

DIRECTOR INDEPENDENCE

We intend to have our securities quoted on the OTC Bulletin Board or other quotation service, which do not have any director independence requirements. Once we engage additional directors and officers, however, we plan to develop a definition of independence and scrutinize our Board of Directors with regard to this definition. At that time we intend to use the NASDAQ definition of independence as a model. This definition includes a series of objective tests, for example, that the director cannot be, and has not been for at least three years, one of our employees and that neither the director, nor any of his or her family members has engaged in various types of business dealings with us.

COMMITTEES OF THE BOARD OF DIRECTORS

Our Board of Directors has no committees. We do not have a standing nominating, compensation or audit committee.

EXECUTIVE COMPENSATION

MANAGEMENT COMPENSATION

The following tables set forth certain information about compensation paid, earned or accrued for services by our Executive Officer from inception on May 15, 2014 until June 30, 2015:

Summary Compensation Table

Name and Principal Position	Period	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation ($)	All Other Compensation ($)	Total ($)
Anna Ioannou, President and Treasurer	May 15, 2014 to June 30, 2015	0	0	0	0	0	0	0	0

There are no current employment agreements between the Company and its officer and director Anna Ioannou.

There are no annuity, pension or retirement benefits proposed to be paid to the officer or director or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the company or any of its subsidiaries, if any.

Director Compensation

The following table sets forth director compensation as of June 30, 2015:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Anna Ioannou	0	0	0	0	0	0	0

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Anna Ioannou will not be paid for any underwriting services that she performs on our behalf with respect to this offering.

On March 19, 2015, we issued a total of 5,000,000 shares of restricted common stock to Anna Ioannou, our sole officer and director in consideration of $5,000. Furthermore, as of June 30, 2015 our sole officer and director has advanced us $4,032, which is not a part of Loan Agreement. Anna Ioannou has verbally agreed to loan this amount to the Company. The loan is not interest bearing, without any profit and has no set maturity date, and the Company intends to repay the loan as cash flow becomes available. Ms. Ioannou will not be repaid from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Ms. Ioannou. Ms. Ioannou will be repaid from revenues of operations if and when we generate significant revenues to pay the obligation. The obligation to Ms. Ioannou does not bear interest. There is a written agreement evidencing the advancement of funds by Ms. Ioannou. Ms. Ioannou if necessary, will loan funds to the Company to complete the registration process. (See Exhibit 10.1 to the Registration Statement of which this Prospectus forms a part.)

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of June 30, 2015 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) our director, and or (iii) our officer. Unless otherwise indicated, the stockholder listed possesses sole voting and investment power with respect to the shares shown.

Title of Class	Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership	Percentage
Common Stock	Anna Ioannou, Larnakos Avenue, 73, ap. 402, Nicosia, Cyprus 1046	5,000,000 shares of common stock (direct)	100%

(1) A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As of June 30, 2015, there were 5,000,000 shares of our common stock issued and outstanding.

Future sales by existing stockholders

A total of 5,000,000 shares of common stock were issued to our sole officer and director, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale. Such shares can only be sold after six months provided that the issuer of the securities is, and has been for a period of at least 90 days immediately before the sale, subject to the reporting requirements of section 13 or 15(d) of the Exchange Act.

As we are a "shell company" as that term is defined by the applicable federal securities laws, because of the nature and amount of our assets and our very limited operations, applicable provisions of Rule 144 specify that during that time that we are a "shell company" and for a period of one year thereafter, holders of our restricted securities can not sell those securities in reliance on Rule 144. As result, one year after we cease being a "shell company", assuming we are current in our reporting requirements with the Securities and Exchange Commission, holders of our restricted securities may then sell those securities in reliance on Rule 144 (provided, however, those holders satisfy all of the applicable requirements of that rule). For us, to cease being a "shell company", we must have more than nominal operations history and more assets and revenues.

Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

There is no public trading market for our common stock. There are no outstanding options or warrants to purchase, or securities convertible into, our common stock. There is one holder of record for our common stock. The record holder is our sole officer and director who owns 5,000,000 restricted shares of our common stock.

PLAN OF DISTRIBUTION

We are registering 5,000,000 shares of our common stock for sale at the price of $0.01 per share.

We are making this offering without the use of outside underwriters or broker-dealers. The shares of common stock to be sold by us will be sold on our behalf by Anna Ioannou, our sole executive officer and director. She will not receive commissions, proceeds or other compensation from the sale of any shares on our behalf.

In connection with the Company's selling efforts in the offering, Ms. Ioannou will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the "safe harbor" provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer's securities. Ms. Ioannou is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Ms. Ioannou will not be compensated in connection with her participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities.

Ms. Ioannou is not, nor has been within the past 12 months, a broker or dealer, and he is not, nor has been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Ms. Ioannou will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Ms. Ioannou will not and has not participated in the selling of any securities for any issuer more than once every twelve months.

This offering is self-underwritten, which means that it does not involve the participation of an underwriter or broker, and as a result, no broker for the sale of our securities will be used. In the event a broker-dealer is retained by us to participate in the offering, we must file a post-effective amendment to the Registration Statement to disclose the arrangements with the broker-dealer, and that the broker-dealer will be acting as an underwriter and will be so named in the prospectus. Additionally, FINRA must approve the terms of the underwriting compensation before the broker-dealer may participate in the offering.

To the extent required under the Securities Act, a post-effective amendment to this Registration Statement will be filed disclosing the name of any broker-dealers, the number of shares of common stock involved, and the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

We are subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and a distribution participant under Regulation M. All of the foregoing may affect the marketability of the common stock.

All expenses of the Registration Statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us.

Penny Stock Regulations

You should note that our stock is a penny stock. The SEC has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC, which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

  Execute and deliver a subscription agreement;

  And deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to "Makkanotti Group Corp." The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected with letter by mail within 48 hours after we receive them.

DESCRIPTION OF SECURITIES

GENERAL

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. As of June 30, 2015, there were 5,000,000 shares of our common stock issued and outstanding those were held by one registered stockholder of record and no shares of preferred stock issued and outstanding. Our sole officer and director, Anna Ioannou owns 5,000,000.

Anna Ioannou, our sole officer and director will offer our securities to her personal friends and family in Cyprus and relatives and friends in neighboring countries. We will not utilize advertising or make a general solicitation for our offering, but rather, Ms.Ioannou will personally and individually contact each investor. Ms. Ioannou has no experience in selling securities to investors. Ms. Ioannou will not purchase securities in this offering.

COMMON STOCK

The following is a summary of the material rights and restrictions associated with our common stock.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote. Please refer to the Company's Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company's securities.

PREFERRED STOCK

We do not have an authorized class of preferred stock.

WARRANTS

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

OPTIONS

We have not issued and do not have any outstanding options to purchase shares of our common stock.

CONVERTIBLE SECURITIES

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

INDEMNIFICATION

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest directly or indirectly, in the Company or any of its parents or subsidiaries. Nor was any such person connected with Makkanotti Group Corp. or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

EXPERTS

Paritz & Company, P.A., our independent registered public accounting firm, has audited our financial statements included in this prospectus and Registration Statement to the extent and for the periods set forth in their audit report. Paritz & Company, P.A. has presented its report with respect to our audited financial statements.

LEGAL MATTERS

PAESANO AKKASHIAN, PC has opined on the validity of the shares of common stock being offered hereby.

AVAILABLE INFORMATION

We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the SEC a Registration Statement on Form S-1 to register the securities offered by this prospectus. For future information about us and the securities offered under this prospectus, you may refer to the Registration Statement and to the exhibits filed as a part of the Registration Statement. In addition, after the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. You may read and copy any reports, statements or other information we file at the SEC's public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Our SEC filings are available to the public through the SEC Internet site at www.sec.gov.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON

ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our independent registered public accountant.

FINANCIAL STATEMENTS

Our fiscal year end is March 31. We will provide audited financial statements to our stockholders on an annual basis; the statements will be prepared by us and audited by Paritz & Company, P.A.

Our audited financial statements from inception May 15, 2014 to March 31, 2015, and unaudited financial statements for the three months ended June 30, 2015 immediately follow:

MAKKANOTTI GROUP CORP.

AUDITED FINANCIAL STATEMENTS

FOR THE PERIOD FROM MAY 15, 2014 (INCEPTION) TO MARCH 31, 2015

MAKKANOTTI GROUP CORP.

FOR THE PERIOD FROM MAY 15, 2014 (INCEPTION) TO MARCH 31, 2015

Paritz & Company, P.A
Certified Public Accountants

15 Warren Street, Suite 25
Hackensack, New Jersey 07601

(201) 342-7753
Fax: (201) 342-7598

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Makkanotti Group Corp.

We have audited the accompanying balance sheet of Makkanotti Group Corp. as of March 31, 2015 and the related statements of operations, stockholders' equity and cash flows for the period from inception (May 15, 2014) to March 31, 2015. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has not generated any revenues since inception and has sustained a net loss of $3,991 for the period from inception to March 15, 2015. These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Makkanotti Group Corp. as of March 31, 2015, and the results of its operations and cash flows for the period from inception (May 15, 2014) to March 31, 2015 in conformity with accounting principles generally accepted in the United States of America.

/S/Paritz & Company, P.A.

Hackensack, New Jersey
May 7, 2015

Page F-1 (Audited)

MAKKANOTTI GROUP CORP.

BALANCE SHEET

AS OF MARCH 31, 2015

ASSETS

CURRENT ASSETS
Cash		$ 111
Prepaid expenses		$ 4 380
	Total current assets	4 491

TOTAL ASSETS		$ 4 491

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accrued expenses		$ 3 500
	Total current liabilities	3 500

TOTAL LIABILITIES		3 500

STOCKHOLDERS' EQUITY
Common stock, $0.001 par value, 75,000,000 shares authorized,
5,000,000 shares issued and outstanding		5 000
Stock subscription receivable		(18)
Retained earnings		(3 991)
	Total stockholders' equity	991

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY		$ 4 491

The accompanying notes are an integral part of these financial statements.

Page F-2 (Audited)

MAKKANOTTI GROUP CORP.

STATEMENT OF OPERATIONS

FOR THE PERIOD FROM MAY 15, 2014 (INCEPTION) TO MARCH 31, 2015

REVENUE		$ -

OPERATING EXPENSES
General and administrative		3 991

	Total operating expenses	3 991

Net loss before income taxes		(3 991)

Income tax provision		-

NET LOSS		$ (3 991)

Weighted average number of shares outstanding - basic and diluted		234 375
Earnings per share - basic and diluted		$ (0.02)

The accompanying notes are an integral part of these d financial statements.

Page F-3 (Audited)

MAKKANOTTI GROUP CORP.

STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

FOR THE PERIOD FROM MAY 15, 2014 (INCEPTION) TO MARCH 31, 2015

			Stock
	Common Stock		Subscription	Accumulated
	Shares	Amount	Receivable	Deficit	Total
Balance at Inception May 15, 2014	-	-	-	-	-

Shares issued to founder at $.001 per share	5,000,000	5,000	(18)	-	4,982

Net loss for the period	-	-	-	(3,991)	(3,991)

Balance - March 31, 2015	5,000,000	$ 5,000	$ (18)	$ (3,991)	$ 991

The accompanying notes are an integral part of these financial statements.

Page F-4 (Audited)

MAKKANOTTI GROUP CORP.

STATEMENT OF CASH FLOWS

FOR THE PERIOD FROM MAY 15, 2014 (INCEPTION) TO MARCH 31, 2015

Cash Flows from Operating Activities:

Net Loss	$ (3,991)

Changes in operating assets and liabilities
Prepaid expenses	$ (4,380)
Accrued expenses	3,500
Net Cash used in Operating Activities	(4,871)

Cash flows from Financing Activities:

Proceeds from issuance of common stock	4,982
Net Cash provided by Financing Activities	4,982

Net change in cash	111
Cash at beginning of period	-
Cash at end of period	111

The accompanying notes are an integral part of these financial statements.

Page F-5 (Audited)

MAKKANOTTI GROUP CORP.

NOTES TO THE AUDITED FINANCIAL STATEMENTS

FOR THE PERIOD FROM MAY 15, 2014 (INCEPTION) TO MARCH 31, 2015

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Makkanotti Group Corp. (the "Company") was incorporated in the State of Nevada on May 15, 2014. The Company was formed to engage in the business of manufacturing food paper bags in Nicosia, Cyprus

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Development Stage Company

The Company is considered to be in the development stage as defined in ASC 915 "Development Stage Entities." The Company is devoting substantially all of its efforts to the development of its business plans. The Company has elected to adopt early application of Accounting Standards Update No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements; and does not present or disclose inception-to-date information and other remaining disclosure requirements of Topic 915.

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (GAAP).

Use of estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Start-Up Costs

In accordance with ASC 720, "Start-up Costs", the Company expenses all costs incurred in connection with the start-up and organization of the Company.

Cash

Cash includes cash in banks, money market funds, and certificates of term deposits with maturities of less than three months from inception, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value.

Income Taxes

The Company accounts for income taxes using the asset and liability method in accordance with ASC 740, "Accounting for Income Taxes".

Page F-6 (Audited)

The asset and liability method provides that deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities and for operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company records a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized. As of March 31, 2015, the Company did not have any amounts recorded pertaining to uncertain tax positions.

Fair Value Measurements

The Company adopted the provisions of ASC Topic 820, "Fair Value Measurements and Disclosures", which defines fair value as used in numerous accounting pronouncements, establishes a framework for measuring fair value and expands disclosure of fair value measurements.

The estimated fair value of certain financial instruments, including cash and cash equivalents are carried at historical cost basis, which approximates their fair values because of the short-term nature of these instruments.

ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 describes three levels of inputs that may be used to measure fair value:

Level 1 - quoted prices in active markets for identical assets or liabilities

Level 2 - quoted prices for similar assets and liabilities in active markets or inputs that are observable

Level 3 - inputs that are unobservable (for example cash flow modeling inputs based on assumptions)

The Company has no assets or liabilities valued at fair value on a recurring basis.

NOTE 3 - GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has not generated any revenues since inception and sustained a net loss of $3,991 for the period from inception to March 31, 2015. These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period of time. The Company's continuation as a going concern is dependent upon, among other things, its ability to generate revenues and its ability to obtain capital from third parties. No assurance can be given that the Company will be successful in these efforts.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Page F-7 (Audited)

NOTE 4 - INCOME TAXES

The reconciliation of income tax benefit at the U.S. statutory rate of 34% for the period from inception to March 31, 2015 to the Company's effective tax rate is as follows:

Income tax expense at statutory rate	$(1,350)
Change in valuation allowance	1,350
Income tax expense per books	$-

The tax effects of temporary differences that give rise to the Company's net deferred tax assets as of March 31, 2015 are as follows:

Net Operating Loss	$1,350
Valuation allowance	(1,350)
Net deferred tax asset	$-

The Company has approximately $3,990 of net operating losses ("NOL") carried forward to offset taxable income, if any, in future years which expire commencing in fiscal 2035. In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Based on the assessment, management has established a full valuation allowance against the entire deferred tax asset relating to NOLs for every period because it is more likely than not that all of the deferred tax asset will not be realized.

NOTE 5 - STOCKHOLDERS' EQUITY

Authorized Stock

The Company has authorized 75,000,000 common shares with a par value of $0.001 per share. Each common share entitles the holder to one vote, in person or proxy, on any matter on which action of the stockholders of the corporation is sought.

Common Share Issuances

On March 16, 2015, the company issued a total of 5,000,000 common shares to its founder for a cash contribution of $4,982 in connection with a subscription agreement in the amount of $5,000. The difference between the subscription amount and the amount contributed has been recorded as a stock subscription receivable in the amount of $18.

NOTE 6 - SUBSEQUENT EVENTS

Management has evaluated subsequent events through May 6, 2015, the date these financial statement were available to be issued. Based on the evaluation no material events have occurred that require recognition in or disclosure to the financial statements.

Page F-8 (Audited)

MAKKANOTTI GROUP CORP.

UNAUDITED FINANCIAL STATEMENTS

FOR THE THREE MONTH PERIOD ENDED JUNE 30, 2015

MAKKANOTTI GROUP CORP.

JUNE 30, 2015

Balance Sheets as of June 30, 2015 (Unaudited) and March 31, 2015	F-1
Statements of Operations for the three month period ended June 30, 2015 (Unaudited)	F-2
Statement of Cash Flows for the three month period ended June 30, 2015 (Unaudited)	F-3
Notes to the Audited Financial Statements	F-4 - F-8

MAKKANOTTI GROUP CORP.

BALANCE SHEET

(UNAUDITED)

ASSETS
	June 30, 2015	March 31, 2015

CURRENT ASSETS
Cash	$535	$111
Prepaid expenses	$220	$4,380
Total current assets	755	4,491

Equipment, net of accumulated depreciation of $300	5,700	-

TOTAL ASSETS	$6,455	$4,491

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accrued expenses	$1,250	$3,500
Loan payable - related party	$4,032	$-
Total current liabilities	5,282	3,500

TOTAL LIABILITIES	5,282	3,500
STOCKHOLDERS' EQUITY
Common stock, $0.001 par value, 75,000,000 shares authorized,
5,000,000 shares issued and outstanding	5,000	5,000
Stock subscription receivable	-	(18)
Accumulated deficit	(3,827)	(3,991)
Total stockholders' equity	1,173	991

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$6,455	$4,491

The accompanying notes are an integral part of these financial statements.

Page F-1 (Unaudited)

MAKKANOTTI GROUP CORP.

STATEMENT OF OPERATIONS

(UNAUDITED)

		From Inception
	Three months ended	(May 15, 2014) to
	June 30, 2015	June 30, 2014

REVENUE	$5,905	-

Cost of Sales	912	-

Gross Profit	4,993	-

OPERATING EXPENSES
General and administrative	4,829	-

Total operating expenses	4,829	-

Income before income taxes	164	-

Income tax provision	-	-

Net Income	$164	-

Earning per share - basic and diluted	$0.00	-

Weighted average number of shares outstanding - basic and diluted	5,000,000	-

The accompanying notes are an integral part of these d financial statements.

Page F-2 (Unaudited)

MAKKANOTTI GROUP CORP.

STATEMENT OF CASH FLOWS

(UNAUDITED)

		From Inception
	Three months ended	(May 15, 2014) to
	June 30, 2015	June 30, 2014

Cash Flows from Operating Activities:
Net Loss	$164	$-
Adjustments to reconcile net loss to net
cash used in operating activities:
Depreciation expense	300	-
Changes in operating assets and liabilities
Prepaid expenses	4,160	-
Accrued expenses	(2,250)	-
Thank you. Net Cash used in Operating Activities	2,374	-

Cash Flows from Investing Activities:
Acquisition of equipment	(6,000)	-
Net Cash used in Investing Activities	(6,000)	-

Cash flows from Financing Activities:

Proceeds from issuance of common stock	18	-
Proceeds of loan from related party	4,032	-
Net Cash provided by Operating Activities	4,050	-

Net increase in cash	$424	$-
Cash at beginning of period	111	-
Cash at end of period	$535	$-

The accompanying notes are an integral part of these financial statements.

Page F-3 (Unaudited)

MAKKANOTTI GROUP CORP.

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2015

(UNAUDITED)

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Makkonotti Group Corp. (the "Company") was incorporated in the State of Nevada on May 15, 2014. The Company was formed to engage in the business of manufacturing food paper bags in Nicosia, Cyprus

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (GAAP).

Page F-4 (Unaudited)

Use of estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Start-Up Costs

In accordance with ASC 720, "Start-up Costs", the Company expenses all costs incurred in connection with the start-up and organization of the Company.

Cash

Cash includes cash in banks, money market funds, and certificates of term deposits with maturities of less than three months from inception, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value.

Income Taxes

The Company accounts for income taxes using the asset and liability method in accordance with ASC 740, "Accounting for Income Taxes". The asset and liability method provides that deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities and for operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company records a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized. As of June 30, 2015, the Company did not have any amounts recorded pertaining to uncertain tax positions.

Page F-5 (Unaudited)

Fair Value Measurements

The Company adopted the provisions of ASC Topic 820, "Fair Value Measurements and Disclosures", which defines fair value as used in numerous accounting pronouncements, establishes a framework for measuring fair value and expands disclosure of fair value measurements.

The estimated fair value of certain financial instruments, including cash and cash equivalents are carried at historical cost basis, which approximates their fair values because of the short-term nature of these instruments.

Page F-6 (Unaudited)

ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 describes three levels of inputs that may be used to measure fair value:

Level 1 - quoted prices in active markets for identical assets or liabilities

Level 2 - quoted prices for similar assets and liabilities in active markets or inputs that are observable

Level 3 - inputs that are unobservable (for example cash flow modeling inputs based on assumptions)

The Company has no assets or liabilities valued at fair value on a recurring basis.

NOTE 3 - GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has generated minimal revenues since inception and has an accumulated deficit of $3,827 at June 30, 2015. These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period of time. The Company's continuation as a going concern is dependent upon, among other things, its ability to generate revenues and its ability to obtain capital from third parties. No assurance can be given that the Company will be successful in these efforts.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 4 - LOAN PAYABLE - RELATED PARTY

During the three months ended June 30, 2015 the Company borrowed $4,032 from its founder. The loan is non-interest bearing, has no set maturity date, and the Company intends to repay the loan as cash flow becomes available.

Page F-7 (Unaudited)

NOTE 5 - STOCKHOLDERS' EQUITY

Authorized Stock

The Company has authorized 75,000,000 common shares with a par value of $0.001 per share. Each common share entitles the holder to one vote, in person or proxy, on any matter on which action of the stockholders of the corporation is sought.

Common Share Issuances

On March 16, 2015, the company issued a total of 5,000,000 common shares to its founder for a cash contribution of $4,982 in connection with a subscription agreement in the amount of $5,000. The difference between the subscription amount and the amount contributed has been recorded as a stock subscription receivable in the amount of $18. The subscription was received on April 30, 2015.

NOTE 6 - CONCENTRATION

All of the revenues generated during three month time neded June 30, 2015 was from one customer "Epidorpio Confectionery" Bakery.

NOTE 7 - SUBSEQUENT EVENTS

Management has evaluated subsequent events through July 21, 2015, the date these financial statement were available to be issued. Based on the evaluation no material events have occurred that require recognition in or disclosure to the financial statements.

Page F-8(Unaudited)

PROSPECTUS

5,000,000 SHARES OF COMMON STOCK

MAKKANOTTI GROUP CORP.

_______________

Dealer Prospectus Delivery Obligation

Until _____________ ___, 2015, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs (assuming all shares are sold) of this offering are as follows:

Auditors Fees and Expenses	$3,200
Legal Fees and Expenses	$2,500
Transfer Agent Fees	$1,000
EDGAR Agent Fees	$800
TOTAL	$7,500

ITEM 14. INDEMNIFICATION OF DIRECTOR AND OFFICERS

Makkanotti Group Corp.'s Bylaws allow for the indemnification of the officer and/or director in regards each such person carrying out the duties of his or her office. The Board of Directors will make determination regarding the indemnification of the director, officer or employee as is proper under the circumstances if he has met the applicable standard of conduct set forth under the Nevada Revised Statutes.

As to indemnification for liabilities arising under the Securities Act of 1933, as amended, for a director, officer and/or person controlling Makkanotti Group Corp., we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Since inception, the Registrant has sold the following securities that were not registered under the Securities Act of 1933, as amended

Name and Address	Date	Shares	Consideration
Anna Ioannou	March 19, 2015	5,000,000	$5,000

We issued the foregoing restricted shares of common stock to our sole officer and director pursuant to Section 4(2) of the Securities Act of 1933. She is a sophisticated investor, is our sole officer and director, and is in possession of all material information relating to us. Further, no commissions were paid to anyone in connection with the sale of the shares and general solicitation was not made to anyone.

ITEM 16. EXHIBITS

Exhibit Number	Description of Exhibit
3.1*	Articles of Incorporation of the Registrant
3.2*	Bylaws of the Registrant
5.1*	Opinion PAESANO AKKASHIAN, PC
10.1*	Loan Agreement, dated May 19, 2014
10.2*	Lease Agreement, dated February 2, 2015
10.3*	Agreement for sale of goods, dated February 17, 2015
10.4	Verbal Agreement
23.1*	Consent of Paritz & Company, P.A.
99.1	Subscription Agreement

* Previously filed

ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

     (a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this Registration Statement to:

          (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

          (i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a Registration Statement relating to an offering, other than Registration Statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the Registration Statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Rtatement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such date of first use.

     (5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

          (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

           (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

          (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

          (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Nicosia, Cyprus on August 5, 2015.

MAKKANOTTI GROUP CORP.
By:	/s/	Anna Ioannou
	Name:	Anna Ioannou
	Title:	President, Treasurer , Secretary and Director
(Principal Executive, Financial and Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

Signature Title Date

Signature	Title	Date
/s/Anna Ioannou	President, Treasurer, Secretary and Director (Principal Executive, Financial and Accounting Officer)	August 5, 2015

Anna Ioannou